Exhibit 23.1

October 29, 2004

Securities and Exchange Commission

Washington, DC 20549

RE: Asia Electrical Power International Group Inc.-Form SB-2

Ladies and Gentlemen:

The filing of the SB-2 includes reports of audited financial statements for the period December 31, 2003 and unaudited interim financial statements for the periods ended June 30, 2004 and 2003.  I consent to having this report included in the Form SB-2 filing to be filed with the SEC.

Best regards,

/s/ Robert G. Jeffrey

Robert G. Jeffrey, CPA